UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY                                  10036

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On March 3, 2017, Viacom Inc. (“Viacom”) entered into a letter agreement dated as of February 27, 2017 (the “Letter Agreement”) with Michael D. Fricklas, Viacom’s Executive Vice President, General Counsel and Secretary, that amended Mr. Fricklas’ employment agreement dated October 2, 2009, as amended as of August 6, 2012, May 20, 2015 and December 12, 2016 (together, the “Employment Agreement”).

As previously announced, Mr. Fricklas will be leaving Viacom following a transition period. Pursuant to the Letter Agreement, Mr. Fricklas’ employment will terminate on May 26, 2017 or such earlier date as selected by Viacom on not less than fifteen days’ notice. Such termination will be without “Cause”. The Employment Agreement was also amended to reflect that Viacom will continue to pay Mr. Fricklas’ salary at the rate in effect on the date of termination for 24 months following the termination date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 3, 2017